Exhibit 10.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

This common stock purchase agreement (this “Agreement”) is made as of May 23, 2019, by the purchasers listed on Schedule A hereto (each, a “Purchaser” and, collectively, the “Purchasers”), and SMTC Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrent with the transactions contemplated by this Agreement, the Company has proposed to conduct a rights offering to existing stockholders and the holders of the Company’s outstanding warrants (each, a “Holder” and, collectively, the “Holders”) as of the close of business on May 24, 2019 (the “Record Date”) to purchase up to $10,000,000 of shares of Common Stock (as defined herein) by distributing to Holders as of the Record Date, at no-charge, one non-transferable subscription right (each, a “Right”), at a ratio to be determined by the Company, with each Right exercisable at a price per share equal to $3.14 (the “Rights Offering”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined herein), the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

TERMS AND CONDITIONS

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I
DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Base Prospectus” means the prospectus, dated April 9, 2019, contained in the Registration Statement.

“Board” means the board of directors of the Company.

“Change in Control Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, (iii) a dissolution or liquidation of the Company or (iv) a change in the composition of the Board such that the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s shareholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director. Where a Change in Control Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Change in Control shall be deemed to have occurred upon consummation of the tender offer.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day on which all conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the Trading Day on which the Rights Offering is completed.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Disclosure Package” means, collectively, the Prospectus, together with the documents incorporated by reference therein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Prospectus” means the Prospectus Supplement, together with the Base Prospectus.

“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Registration Statement” means the effective registration statement with Commission File No. 333-230377 that registered the sale of the Shares to the Purchasers, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means, with respect to a particular Purchaser, the number of shares of Common Stock set forth opposite such Purchaser’s name under the column titled “Shares” set forth on Schedule A hereto issued or issuable to such Purchaser pursuant to this Agreement.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means, with respect to a particular Purchaser, the amount to be paid for the Shares purchased hereunder by such Purchaser in United States dollars and in immediately available funds set forth opposite such Purchaser’s name under the column titled “Subscription Amount” set forth on Schedule A hereto.

“Trading Day” means a day on which the Nasdaq Global Market is open for trading.

“Transfer Agent” means Computershare Trust Company, N.A., 480 Washington Blvd., 29th Floor, Jersey City, New Jersey 07310, and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE

2.1                               Closing.  The Company has authorized the sale and issuance to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, the Shares for a purchase price of $3.14 per Share.

(a)                                 The offering and sale of the Shares (the “Offering”) is being made pursuant to (i) the Registration Statement filed by the Company with the Commission, including the Base Prospectus; (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act) that have been or will be filed, if required, with the Commission and delivered to each Purchaser on or before the date hereof, containing certain supplemental information regarding the terms of the Offering and the Company; and (iii) the Prospectus Supplement containing certain supplemental information regarding the Shares and the terms of the Offering and information that may be material to the Company and its securities that was delivered to each Purchaser and will be filed with the Commission.

(b)                                 At the Closing, the Company and each Purchaser agrees, severally and not jointly, that such Purchaser will purchase from the Company and the Company will issue and sell to such Purchaser, upon the terms and conditions set forth herein, the Shares.  There is no placement agent or underwriter for this Offering.  The Shares are being issued directly by the Company to the Purchasers.

2.2                               Closing and Delivery of the Shares and Funds.

(a)                                 The Closing shall take place at the offices of Perkins Coie LLP, 1888 Century Park East, Suite 1700, Los Angeles, California 90067, or such other location as the parties shall mutually agree on the Closing Date.  At the Closing, (i) each Purchaser shall deliver to the Company, via wire transfer in accordance with the instructions provided by the Company, immediately available funds equal to the Subscription Amount set forth opposite such Purchaser’s name under the column titled “Subscription Amount” on Schedule A hereto, and (ii) the Company shall deliver, or caused to be delivered, to each Purchaser, the Shares by electronic delivery to such Purchaser’s designated book-entry account with the Transfer Agent.

(b)                                 The Company’s obligation to issue and sell the Shares to each Purchaser and each Purchaser’s obligation to purchase the Shares from the Company shall be subject to: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Base Prospectus or the Prospectus or any part thereof, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no objection shall have been raised by the Nasdaq Stock Market LLC and unresolved with respect to the consummation of the transactions contemplated by this Agreement and (iii) the Rights Offering shall have been completed.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                               Representations, Warranties and Covenants of the Company.  The Company acknowledges, represents and warrants to, and agrees with, each Purchaser that:

(a)                                 The Company has the requisite right, power and authority to enter into this Agreement, to authorize, issue and sell the Shares as contemplated by this Agreement and to perform and to consummate the transactions contemplated hereby; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity and (ii) to the extent any indemnification or contribution provisions contained herein may further be limited by applicable laws and principles of public policy.

(b)                                 The Shares to be issued and sold by the Company to the Purchasers under this Agreement have been duly authorized and the Shares, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) in relation to the sale of the Shares.

(c)                                  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation, except, in the case of clauses (i) and (ii), for such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d)                                 The Company shall, by 5:30 p.m. Eastern time on the second Trading Day immediately following the date of this Agreement, issue a Current Report on Form 8-K including the form of this Agreement and an opinion of legal counsel as to the validity of the Shares as exhibits thereto. The Purchasers shall have the right to review such Current Report on Form 8-K.

(e)                                  No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

3.2                               Representations, Warranties and Covenants of Each Purchaser.  Each Purchaser, severally and not jointly, acknowledges, represents and warrants to, and agrees with, the Company that:

(a)                                 At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is, either (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(b)                                 It has had the opportunity to review this Agreement and the Company’s filings with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(c)                                  No agent of the Company has been authorized to make and no such agent has made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth in or incorporated by reference in the Base Prospectus or the Prospectus Supplement or as otherwise contemplated by this Agreement.

(d)                                 (i) Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly authorized, executed and delivered by such Purchaser and (ii) this Agreement constitutes the valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity and (B) to the extent any indemnification or contribution provisions contained herein may further be limited by applicable laws and principles of public policy.

(e)                                  The Shares to be purchased by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(f)                                   Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)                                  Nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(h)                                 Since the time that such Purchaser first began discussions with the Company about the transactions contemplated by this Agreement, such Purchaser has not breached any confidentiality obligation to the Company with respect to such transactions or engaged in any Short Sales involving the Company’s securities.  Such Purchaser covenants that, prior to the time that the principal transactions contemplated by this Agreement are publicly disclosed, neither it nor any person acting on its behalf or pursuant to any understanding with it will (i) disclose any non public information regarding the Offering to any third parties (other than such Purchaser’s affiliates and representatives, including legal and accounting advisors), or (ii) engage in any Short Sales involving the Company’s securities.

(i)                                     Such Purchaser hereby agrees that, during the period commencing on the Closing Date and continuing until the 90-day anniversary of the Closing Date (such period, the “Lock-Up Period”), neither such Purchaser nor any person acting on its behalf or pursuant to any understanding with such Purchaser will, directly or indirectly: (i) effect or agree to effect any Short Sale with respect to any of the Shares, borrow or pre-borrow any of the Shares, or grant any other right with respect to the Shares or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from the Shares or otherwise seek to hedge such Purchaser’s position in the Shares; (ii) donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (iv) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), (iii) or (iv), a “Prohibited Transfer”); provided, however, that any sale or transfer of the Shares into a Change in Control Transaction shall not constitute a Prohibited Transfer. If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Shares as one of its equity holders for any purpose.  In order to enforce this Section 3.2(h), the Company may impose stop-transfer instructions with respect to the Shares until the end of the Lock-Up Period.  During the Lock-Up Period, each book-entry account evidencing any Shares shall include a legend/notation in substantially the following form:

“THE SECURITIES REPRESENTED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT, DATED AS OF MAY 23, 2019, BY AND BETWEEN SMTC CORPORATION (THE “COMPANY”) AND THE PURCHASERS LISTED ON SCHEDULE A THERETO (THE “AGREEMENT”). A COPY OF AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

At the termination of the Lock-Up Period, the Company shall take all reasonably necessary steps to remove any restrictive legend/notation on the Shares and make available to such Purchaser the Shares free and clear of any such restrictive legend/notation (including but not limited to instructing the Company’s personnel, representatives and agents to cooperate with such Purchaser to deliver any such documents and instructions as may be necessary or requested by such Purchaser to effectuate the foregoing as promptly as practicable).  For the avoidance of doubt, this Lock-Up Period will not apply to any shares of Common Stock purchased or to be purchased outside of this Agreement.

(j)                                    Such Purchaser’s signature page sets forth all securities of the Company held or beneficially owned by such Purchaser as of the date hereof.  Such Purchaser does not hold or beneficially own any other securities of the Company, except as indicated on the signature page hereto.

ARTICLE IV
MISCELLANEOUS

4.1                               Entire Agreement; Modifications.  Except as otherwise provided herein, this Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement.  This Agreement may be modified only in writing signed by the Company and, with respect to such Purchaser’s Shares, the applicable Purchaser.

4.2                               Survival.  All representations, warranties, and agreements of the Company and each Purchaser herein shall survive delivery of, and payment for, the Shares purchased hereunder.

4.3                               Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery of a facsimile or PDF.

4.4                               Severability.  The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

4.5                               Notices.  All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or the Purchasers, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

4.6                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.

4.7                               WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.8                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

4.9                               Fees and Expenses.  Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees incurred in connection with the delivery of any Shares to the Purchasers.

4.10                        Termination.  This Agreement may be terminated by the Company or any Purchaser, with respect to such Purchaser’s Shares only, by written notice to the other party, if the Closing has not been consummated on or before the Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

SMTC CORPORATION

By:	/s/ Edward Smith
Name:	Edward Smith
Title:	President and Chief Executive Officer

Address for notice:

With a copy (which shall not constitute notice) to:

PURCHASER:

Hoak Public Equities, L.P.

By: Hoak Fund Management, L.P., its general partner
By: Hoak & Co., its general partner

By:	/s/ J. Hale Hoak
Name:	J. Hale Hoak
Title:	President

Address for notice:

With a copy to:

Shares of Common Stock currently held by Purchaser: 0

Warrants to purchase Common Stock currently held by Purchaser: 0

PURCHASER:

Ptolemy Capital, LLC

By: Ortelius, LLC, its Managing Member

By:	/s/ Mitch Otolski
Name:	Mitch Otolski
Title:	Agent

Address for notice:

Shares of Common Stock currently held by Purchaser: 0

Warrants to purchase Common Stock currently held by Purchaser: 0

PURCHASER:

MABIPA OVERSEAS, S.A.

By:	/s/ Guillermo Henne M.
Name:	GUILLERMO HENNE M.
Title:	DIRECTOR

Address for notice:

Shares of Common Stock currently held by Purchaser: 0

Warrants to purchase Common Stock currently held by Purchaser: 0

PURCHASER:

Steven Altman

/s/ Steven Altman

Address for notice:

Shares of Common Stock currently held by Purchaser: 0

Warrants to purchase Common Stock currently held by Purchaser: 0

PURCHASER:

John W. Ransom

/s/ John W. Ransom

Address for notice:

Shares of Common Stock currently held by Purchaser: 0

Warrants to purchase Common Stock currently held by Purchaser: 0

PURCHASER:

Ben Pasternack

/s/ Ben Pasternack

Address for notice:

Shares of Common Stock currently held by Purchaser: 33,414

Warrants to purchase Common Stock currently held by Purchaser: 0

Schedule A

Purchaser	Shares	Subscription Amount*
Hoak Public Equities, L.P.	1,000,000	$3,140,000.00
Ptolemy Capital, LLC	398,089	$1,249,999.46
Mabipa Overseas, S.A.	159,235	$499,997.90
Steven Altman	79,618	$250,000.52
John W. Ransom	63,694	$199,999.16
Ben Pasternack	31,847	$99,999.58
Total	1,732,483	$5,439,996.62

* The Subscription Amount for each Purchaser is equal to the product of (i) the number of shares of Common Stock set forth opposite such Purchaser’s name under the column titled “Shares” above, multiplied by (ii) $3.14.